                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of September , 1999, between MidAmerican Realty Services Company, an Iowa corporation ("MidAmerican Realty"), and HomeServices.Com Inc., a Delaware corporation (the "Company"). MidAmerican Realty and the Company are hereinafter sometimes collectively referred to as the "Constituent Entities."

                  WHEREAS, MidAmerican Energy Holdings Company, an Iowa corporation ("Parent"), owns 95% of the issued and outstanding shares of common stock, par value $.01 per share, of MidAmerican Realty (the "MidAmerican Realty Common Stock");

                  WHEREAS, Parent has caused the incorporation of the Company under the Delaware General Corporation Law (the "DGCL") and owns 100% of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock");

                  WHEREAS, MidAmerican Realty desires to merge with and into the Company pursuant to the DGCL and the Iowa Corporation Law (the "ICL") and pursuant to the terms and conditions set forth in this Merger Agreement;

                  WHEREAS, the Board of Directors of each of MidAmerican Realty and the Company has, by resolutions duly adopted, approved and advised this Merger Agreement; and

                  WHEREAS, all of the stockholders of MidAmerican Realty, including Parent, in its capacity as the 95% stockholder of MidAmerican Realty, and Parent as the sole stockholder of the Company, has approved and adopted this Merger Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for the purpose of merging MidAmerican Realty with and into the Company (the "Merger"), and setting forth certain terms and conditions of the Merger and the mode of carrying the same into effect, MidAmerican Realty and the Company hereby agree as follows:

         1. Merger. Subject to the terms and conditions hereof and in accordance with the applicable provisions of the DGCL and the ICL, MidAmerican Realty shall be merged with and into the Company, and the Company shall be, and is herein referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be "HomeServices.Com Inc." The Merger shall become effective at the time and on the date that (i) a Certificate of Merger, substantially in the form attached hereto as Exhibit A, shall have been filed in accordance with the DGCL and (ii) a [Certificate][Articles] of Merger shall have been filed in accordance with the ICL (the "Effective Time").

         2. Effects of the Merger. At the Effective Time, MidAmerican Realty shall be merged with and into the Company, and the separate corporate existence of MidAmerican Realty shall cease. From and after the Effective Time, the certificate of incorporation of the Company as amended and restated in its entirety as set forth in Exhibit B hereto (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and the Certificate of Incorporation. The Bylaws of the Company as amended and restated in its entirety as set forth in Exhibit C hereto (the "Bylaws") shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL and the Certificate of Incorporation and the Bylaws of the Surviving Corporation. The officers and the directors of the Company immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation from and after the Effective Time, to serve in accordance with the DGCL and the terms of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected or appointed or qualified or until their earlier death, resignation or removal, in each case, in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Surviving Corporation. The consummation of the Merger will have the effects provided in the DGCL and the ICL.

         3. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof (i) each of the issued and outstanding shares of MidAmerican Realty Common Stock shall be converted into [ ___________ ] fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"); and (ii) each of the issued and outstanding shares of Company Common Stock shall be cancelled and retired and shall cease to exist and no Surviving Corporation Common Stock or cash consideration shall be delivered in exchange therefor.

         4. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of MidAmerican Realty such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of MidAmerican Realty and otherwise to carry out the purposes of this Merger Agreement, and the directors and officers of the Surviving Corporation are fully authorized in the name and on behalf of MidAmerican Realty or otherwise to take any and all such action to execute and deliver any and all such deeds and other instruments.

         5. Amendment and Modification. Subject to the DGCL and the ICL, this Merger Agreement may be amended or modified at any time by the parties hereto, but only pursuant to an instrument in writing signed by the parties.

         6. Termination. This Merger Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof, by the mutual consent in writing of MidAmerican Realty and the Company.

         7. Entire Agreement; Assignment. This Merger Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

         8. Validity. The invalidity or unenforceability of any term or provision of this Merger Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions in any other situation or in any other jurisdiction.

         9. Governing Law. This Merger Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof, except that the Merger shall be governed by the DGCL and the ICL.

         10. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Merger Agreement nor in any way affect this Merger Agreement.

         11. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, MidAmerican Realty and the Company have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    MIDAMERICAN REALTY SERVICES COMPANY



                                    By:_______________________________________
                                       Name:
                                       Title:


                                    HOMESERVICES.COM INC.


                                    By:_______________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT A
                                                                     ---------

                              CERTIFICATE OF MERGER

                                       OF

                       MIDAMERICAN REALTY SERVICES COMPANY

                                      INTO

                              HOMESERVICES.COM INC.


                    ________________________________________

                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware
                    ________________________________________


         HomeServices.Com Inc., a Delaware corporation, does hereby certify:

         FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

                                                   State of
               Name                             Incorporation
               ----                             -------------
         MidAmerican Realty
           Services Company                          Iowa

         HomeServices.Com Inc.                     Delaware


         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

         THIRD: The name of the corporation surviving the merger is HomeServices.Com Inc.

                  FOURTH: The Certificate of Incorporation of HomeServices.Com Inc. shall be amended to read in its entirety as set forth in Exhibit A attached hereto.

                  FIFTH: The executed agreement of merger is on file at the following office address of the surviving corporation:

                       HomeServices.Com Inc.
                       6800 France Avenue South, Suite 600
                       Edina, Minnesota 55435

A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

                  SIXTH: The authorized capital stock of MidAmerican Realty Services Company consists of 1,000,000 shares of common stock each having no par value.

                  SEVENTH: The Merger shall become effective at [ ____________ ] a.m., Eastern Daylight Time, on the date on which this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, HomeServices.Com Inc. has caused this
Certificate of Merger to be executed in its corporate name this        day of
         , 1999.



                                               HOMESERVICES.COM INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:

                                                                     EXHIBIT B
                                                                     ---------

                          [FORM OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION]

                                                                     EXHIBIT C
                                                                     ---------

                          [FORM OF AMENDED AND RESTATED
                                     BYLAWS]